                                                                      Exhibit 21

                                  SUBSIDIARIES
                                       OF
                         CABLEVISION SYSTEMS CORPORATION

                                                              State of
Name                                                        Organization
----                                                        ------------
CSC Holdings, Inc.                                            Delaware
Rainbow Media Holdings, Inc.                                  Delaware
Regional Programming Partners                                 New York
Regional MSG Holdings, LLC                                    Delaware
Madison Square Garden, L.P.                                   Delaware
Cablevision Electronics Investments, Inc.
         d/b/a The Wiz                                        Delaware
Rainbow Media Sports Holdings, Inc.                           Delaware
Rainbow Regional Holdings, LLC                                Delaware
CCG Holdings, Inc.                                            Delaware
Rainbow Media Group, LLC                                      Delaware

                                  SUBSIDIARIES
                                       OF
                               CSC HOLDINGS, INC.

Rainbow Media Holdings, Inc.                                  Delaware
Regional Programming Partners                                 New York
Regional MSG Holdings, LLC                                    Delaware
Madison Square Garden, L.P.                                   Delaware
Cablevision Electronics Investments, Inc.
         d/b/a The Wiz                                        Delaware
Rainbow Media Sports Holdings, Inc.                           Delaware
Rainbow Regional Holdings, LLC                                Delaware
CCG Holdings, Inc.                                            Delaware
Rainbow Media Group, LLC                                      Delaware